Exhibit 107

Calculation of Filing Fee Tables

S-8
(Form Type)

DAQO NEW ENERGY CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration fee
Equity	Ordinary Shares, par value $0.0001 per share(1)	Rules 457(c) and 457(h)	37,253,465	(3)	$12.18	(3)	$453,747,203.70	$0.0000927	$42,062.37
Total Offering Amount							$453,747,203.70		$42,062.37
Total Fee Offsets									—
Net Fee Due									$42,062.37

(1)	These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents five ordinary shares. The Registrants’ ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-164310).

(2)	Represents ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2022 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)	Represent the number of ordinary shares reserved for future award grants under the Plan, and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $60.90 per ADS, the average of the high and low prices for the Registrant’s ADSs, as quoted on the New York Stock Exchange on August 2, 2022 and adjusted for the ordinary share-to-ADS ratio.